Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

Citibank, N.A.

A National Banking Association	13-5266470 (I.R.S. employer identification no.)

388 Greenwich Street, New York, New York	10013
(Address of principal executive office)	(Zip code)

Santander UK Group Holdings plc

(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-1266745 (I.R.S. Employer Identification Number)
2 Triton Square, Regent’s Place London NW1 3AN, England (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 – The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2020 - attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 4th day of March, 2021.

CITIBANK, N.A.

By:	/s/ Danny Lee

Name:	Danny Lee
Title:	Senior Trust Officer

EXHIBIT 7

REPORT OF CONDITION

CITIBANK, N.A.

As of the close of business on December 31, 2020

Millions of Dollars
ASSETS
Cash and due from banks (including segregated cash and other deposits):	26, 349
Deposits with banks, net of allowance:	283,266
Securities borrowed and purchased under agreements to resell, net of allowance:	294,712
Brokerage receivables, net of allowance:	44,806
Trading account assets:	375,079
Investments
Available-for-sale debt securities, net of allowance:	335,084
Held-to-maturity debt securities, net of allowance:	104,943
Equity securities:	7,332
Total investments:	447,359
Loans, net of unearned income
Consumer:	288,839
Corporate:	387,044
Loans, net of unearned income:	675,883
Allowance for credit losses on Loans (ACLL):	(24,956)
Total loans, net:	650,927
Goodwill:	22,162
Intangible assets (including MSRs):	4,747
Other assets, net of allowance:	110,683
Total assets:	2,260,090

Millions of Dollars
LIABILITIES
Non-interest-bearing deposits in U.S. offices:	126,942
Interest-bearing deposits in U.S. offices:	503,213
Total U.S. deposits:	630,155
Non-interest-bearing deposits in offices outside the U.S.:	100,543
Interest-bearing deposits in offices outside the U.S.:	549,973
Total international deposits:	650,516
Total deposits	1,280,671
Securities loaned and sold under agreements to resell:	199,525
Brokerage payables	50,484
Trading account liabilities	168,027
Short-term borrowings	29,514
Long-term debt	271,686
Other liabilities	59,983
Total Liabilities:	20,059,890

Millions of Dollars
EQUITY CAPITAL
Preferred stock:	19,480
Common stock:	31
Additional paid-in capital:	107,846
Retained earnings:	168,272
Treasury stock, at cost:	(64,129)
Accumulated other comprehensive income (loss) (AOCI):	(32,058)
Total common equity:	179,962
Total Citigroup stockholders' equity:	199,442
Noncontrolling interests:	758
Total equity:	200,200
Total Liabilities and Equity Capital	2,260,090